Filed Pursuant to Rule 424(b)(5)

Registration No. 333-130497

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated August 14, 2006

PROSPECTUS SUPPLEMENT

(To prospectus dated December 20, 2005)

$

        % Senior Debentures due 2046

The debentures will bear interest at the rate of         % per annum. We will pay interest on the debentures quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning November 15, 2006. The debentures will mature on August     , 2046. On or after August     , 2011, we may redeem the debentures in whole or in part at 100% of their principal amount, plus accrued interest to the date of redemption. The debentures will not have the benefit of any sinking fund.

The debentures will be our unsecured obligations and will rank equally with our unsecured senior indebtedness. The debentures will be issued in registered form in denominations of $25 and integral multiples of $25.

Investing in the debentures involves risks that are described in the “ Risk Factors” section beginning on page S-7 of this prospectus supplement.

	Per Debenture	Total
Public offering price(1)%		$
Underwriting discount	%	$
Proceeds, before expenses, to Markel	%	$

(1)	Plus accrued interest from August , 2006, if settlement occurs after that date

We will make application to list the debentures for trading on the New York Stock Exchange. We expect trading of the debentures on the New York Stock Exchange to begin within a 30-day period after the initial delivery of the debentures.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The debentures will be ready for delivery in book-entry form only through The Depository Trust Company on or about August     , 2006.

Merrill Lynch & Co.		Wachovia Securities
UBS Investment Bank

The date of this prospectus supplement is August     , 2006.

Prospectus Supplement

Prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the debentures we are offering and certain other matters relating to us and our financial condition. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the debentures we are offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the description of the debentures in this prospectus supplement differs from the description in the base prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this document or to which this document refers you, or other offering materials filed by us with the Securities and Exchange Commission (SEC). We have not authorized anyone, and we have not authorized the underwriters to authorize anyone, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the base prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

NOTE ON FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This prospectus contains or incorporates by reference statements concerning or incorporating our expectations, assumptions, plans, objectives, future financial or operating performance and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

There are risks and uncertainties that may cause actual results to differ materially from predicted results in forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Additional factors that could cause actual results to differ from those predicted are set forth under “Risk Factors” or are included in the items listed below:

•	premium writings may be reduced, possibly significantly, as we reduce our aggregate exposure to classes of catastrophe-exposed business in order to achieve our desired underwriting goals;

•	gross and net loss estimates related to the 2005 hurricanes are based on currently available information related to covered exposures and assumptions about how coverage applies. As actual losses are reported, claims are adjusted and specific reinsurers are associated with those losses, both gross and net losses for the 2005 hurricanes may change significantly;

•	the costs and availability of reinsurance may impact our ability to write certain lines of business;

•	our anticipated premium volume is based on current knowledge and assumes no significant man-made or natural catastrophes, no significant changes in products or personnel and no adverse changes in market conditions;

•	we are legally required in certain instances to offer terrorism insurance and have attempted to manage our exposure; however, in the event of a covered terrorist attack, we could sustain material losses;

•	the impact of the events of September 11, 2001 will depend on the number of insureds and reinsureds affected by the events, the amount and timing of losses incurred and reported and questions of how coverage applies;

•	changing legal and social trends and inherent uncertainties (including but not limited to those uncertainties associated with our asbestos and environmental reserves) in the loss estimation process can adversely impact the adequacy of loss reserves and the allowance for reinsurance recoverables;

•	industry and economic conditions can affect the ability and/or willingness of reinsurers to pay balances due;

•	we continue to closely monitor business written by Markel International before and shortly after our acquisition, including discontinued programs. Adverse experience in these areas could lead to additional charges;

•	we continue to closely monitor claims processing and development patterns and loss reserve adequacy at our Investors Brokered Excess and Surplus Lines unit. Adverse experience could lead to additional charges;

•	any adverse development in the re-assumed loss reserves following commutation of ceded reinsurance contracts will result in a charge to earnings;

•	operating cash flows may be impacted by the timing and volume of claim payments and the collection of related reinsurance balances relating to the 2005 hurricanes;

•	regulatory actions can impede our ability to charge adequate rates and efficiently allocate capital;

•	economic conditions, volatility in interest and foreign exchange rates and concentration of investments can have a significant impact on the market value of fixed maturity and equity investments as well as the carrying value of other assets and liabilities;

•	loss of services of key executive officers could impact our operations; and

•	changes in our assigned financial strength or debt ratings could impact our ability to attract and retain business.

Our premium volume and underwriting and investment results have been and will continue to be potentially materially affected by these factors. By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. You should not place undue reliance on any forward-looking statements which speak only as at their dates.

SUMMARY

This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand us and the debentures. The “Description of Debentures” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contain more detailed information regarding the terms and conditions of the debentures. You should carefully read this prospectus supplement and the accompanying prospectus to fully understand the terms of the debentures and the other considerations that are important to you in making a decision about whether to invest in the debentures.

Unless otherwise indicated, references in this prospectus supplement to “Markel,” “we,” “us” and “our” are to Markel Corporation and its consolidated subsidiaries.

Markel Corporation

We sell specialty insurance products and programs to a variety of niche markets and believe that our specialty product focus and niche market strategy enable us to develop expertise and specialized market knowledge. We seek to differentiate ourselves from competitors by reason of our expertise, service, continuity and other value-based considerations. We compete in three segments of the specialty insurance marketplace:

•	the excess and surplus lines market;

•	the specialty admitted market; and

•	the London insurance market.

Our financial goals are to earn consistent underwriting profits and superior investment returns to build shareholder value. We are a Virginia corporation headquartered at 4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148, telephone number (804) 747-0136.

Ratio of Earnings to Fixed Charges

The following table sets forth our historical ratio of earnings to fixed charges for each of the last five fiscal years and for the six month period ended June 30, 2006.

Six Months Ended June 30, 2006	Year Ended December 31,

	2005	2004	2003	2002	2001
8.1	3.7	4.7	4.3	3.7	*

*	For 2001, our earnings were insufficient to cover fixed charges by $182.2 million.

The Offering

Issuer	Markel Corporation

Debentures offered	$ aggregate principal amount of % Senior Debentures due 2046.

Maturity	August , 2046

Interest payment dates	Quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning November 15, 2006.

Redemption	On or after August , 2011, we may redeem the debentures in whole or in part at a redemption price equal to 100% of their principal amount, plus accrued interest to the date of redemption.

Sinking fund	None.

Ranking

The debentures will be our direct, unsecured and unsubordinated obligations, ranking equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The debentures will be effectively junior in right of payment to any secured indebtedness to the extent of the value of the assets securing such indebtedness. The debentures will also be effectively junior in right of payment to all of the liabilities of our subsidiaries.

As of June 30, 2006, we had approximately $708 million of unsubordinated indebtedness outstanding. In addition, we had outstanding approximately $120 million of subordinated obligations relating to trust preferred securities. We currently have no secured debt, and our consolidated subsidiaries have no outstanding indebtedness for borrowed money.

Covenants

The supplemental indenture for the debentures contains limitations on our ability to incur certain liens securing debt. See “Description of Debentures — Limitation on Liens.” The indenture also contains, among other things, restrictions on our ability to enter into some consolidations, mergers or transfers of all or substantially all of our assets.

Use of proceeds	We intend to use the net proceeds from the sale of the debentures to repay outstanding indebtedness and for general corporate purposes. See “Use of Proceeds” on page S-9.

Risk factors

You should carefully consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, should carefully read the section entitled “Risk Factors” before purchasing any of the debentures.

Clearance and Settlement	The debentures will be cleared through The Depository Trust Company.

Listing

We will make application to list the debentures for trading on the New York Stock Exchange. We expect trading of the debentures on the New York Stock Exchange to begin within a 30-day period after the initial delivery of the debentures.

RISK FACTORS

An investment in the debentures involves risks. In addition to the matters addressed in “Note on Forward-Looking and Cautionary Statements” and other information included or incorporated in this prospectus supplement and the accompanying prospectus, you should consider the following risk factors in determining whether to purchase the debentures.

Our holding company structure results in structural subordination which may affect our ability to make payments on the debentures.

The debentures are obligations exclusively of Markel Corporation. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the debentures, are dependent upon the earnings of our subsidiaries and on the distribution of earnings, loans or other payments by our subsidiaries to us. In addition, payment of dividends by our insurance subsidiaries may require prior regulatory notice or approval. The debentures will be structurally subordinated to all obligations of our subsidiaries, which means that holders of obligations of our subsidiaries have claims on the assets of those subsidiaries that have priority to claims of holders of the debentures. The indenture governing the debentures does not limit the amount of debt that we or any of our subsidiaries may incur.

Our results may be affected because actual insured losses differ from our loss reserves.

Significant periods of time often elapse between the occurrence of an insured loss, the reporting of the loss to us and our payment of that loss. To recognize liabilities for unpaid losses, we establish reserves as balance sheet liabilities representing estimates of amounts needed to pay reported and unreported losses and the related loss adjustment expenses. The process of estimating loss reserves is a difficult and complex exercise involving many variables and subjective judgments. As part of the reserving process, we review historical data and consider the impact of various factors such as:

•	trends in claim frequency and severity,

•	changes in operations,

•	emerging economic and social trends,

•	uncertainties relating to asbestos and environmental exposures,

•	inflation, and

•	changes in the regulatory and litigation environments.

This process assumes that past experience, adjusted for the effects of current developments and anticipated trends, is an appropriate basis for predicting future events. There is no precise method, however, for evaluating the impact of any specific factor on the adequacy of reserves, and actual results will differ from original estimates. As part of the reserving process, we regularly review our loss reserves and make adjustments as necessary. Future increases in reserves could result in additional charges.

We may experience losses from catastrophes.

Because we are a property and casualty insurance company, we frequently experience losses from man-made or natural catastrophes. Catastrophes may have a material adverse effect on operations. Catastrophes include windstorms, hurricanes, earthquakes, tornadoes, hail, severe winter weather and fires and may include terrorist events. In addition, we cannot predict how severe a particular catastrophe will be before it occurs. The extent of losses from catastrophes is a function of the total amount of losses incurred, the number of insureds affected, the frequency and severity of the events and the effectiveness of our catastrophe reinsurance coverage. Most catastrophes occur over a small geographic area; however, some catastrophes may produce significant damage in large, heavily populated areas.

We are subject to regulation by insurance regulatory authorities that may affect our ability to implement our business objectives.

Our insurance subsidiaries are subject to supervision and regulation by the insurance regulatory authorities in the various jurisdictions in which they conduct business. Regulation is intended for the benefit of policyholders rather than shareholders or holders of debt securities. Insurance regulatory authorities have broad regulatory, supervisory and administrative powers relating to solvency standards, licensing, policy rates and forms and the form and content of financial reports. Regulatory actions may affect our ability to implement our business objectives. Also, payment of dividends by our insurance subsidiaries may require prior regulatory notice or approval.

Our investment results may be impacted by changes in interest rates, government monetary policies and general economic conditions.

We receive premiums from customers for insuring their risks. We invest these funds until they are needed to pay policyholder claims or until they are recognized as profits. Fluctuations in the value of our investment portfolio can occur as a result of changes in interest rates, government monetary policies and general economic conditions. Our investment results may be impacted by these factors.

Because we rely on reinsurance, we bear collection risk if the reinsurer fails to meet its obligations under the reinsurance agreement.

We purchase reinsurance in order to reduce our retention on individual risks and to have the ability to underwrite policies with sufficient limits to meet policyholder needs. The ceding of insurance does not legally discharge us from our primary liability for the full amount of the policies.

Such reliance on reinsurance may create credit risk as a result of the reinsurer’s inability or unwillingness to pay reinsurance claims when due. Deterioration in the credit quality of existing reinsurers or disputes over the terms of reinsurance could result in additional charges, which may adversely impact our profitability.

A ratings decline could adversely affect the value of the debentures.

Any of the agencies that rate our debt have the ability to lower the ratings currently assigned to our debt at any time, as a result of their views about our current or future business, financial condition or results of operations. Any ratings decline could adversely affect the value of the debentures.

A public market does not currently exist for the debentures and a market may not develop or be sustained.

The debentures will represent new securities for which no market currently exists. Although a market exists for our currently outstanding debt securities, there can be no assurance that an active trading market for the debentures will develop or, if a market develops, that it will be liquid or sustainable.

USE OF PROCEEDS

We estimate that the net proceeds of the offering, after deducting the underwriting discount, will be approximately $             million. We intend to use the proceeds of the offering initially to repurchase or redeem the 8.71% Capital Securities of Markel Capital Trust I. The Capital Securities (and our related 8.71% Junior Subordinated Debentures) are redeemable on or after January 1, 2007 and mature on January 1, 2046. Any proceeds not so applied will be used to repurchase or pay at maturity our 7.20% unsecured senior notes due August 15, 2007 or for general corporate purposes. Pending their use for the purposes described in this paragraph, the proceeds will be invested in short-term securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for each of the last five fiscal years and for the six month period ended June 30, 2006.

Six Months Ended June 30, 2006	Year Ended December 31,

	2005	2004	2003	2002	2001
8.1	3.7	4.7	4.3	3.7	*

The ratio of earnings to fixed charges is computed by dividing income from continuing operations before fixed charges by fixed charges. Fixed charges consist of interest charges and amortization of debt expense and discount or premium related to indebtedness, whether expensed or capitalized, and that portion of rental expense we believe to be representative of interest.

*	For 2001, our earnings were insufficient to cover fixed charges by $182.2 million.

DESCRIPTION OF DEBENTURES

Set forth below is a description of the specific terms of the debentures. This description supplements, and should be read together with, the description of the general terms and provisions of the Senior Debt Securities set forth in the accompanying prospectus under the caption “Description of Debt Securities” and, to the extent it is inconsistent with the accompanying prospectus, replaces the description in the accompanying prospectus. The debentures will be issued under an indenture dated as of June 5, 2001, between Markel and J.P. Morgan Trust Company, National Association (as successor to The Chase Manhattan Bank), as indenture trustee, as supplemented and amended by a fourth supplemental indenture, to be dated as of August     , 2006 (as amended, the “Indenture”). The following description is not complete in every detail and is subject to, and is qualified in its entirety by reference to, the description of the debentures in the accompanying prospectus and the Indenture. Capitalized terms used in this “Description of Debentures” that are not defined in this prospectus supplement have the meanings given to them in the accompanying prospectus or the Indenture.

As used in this section “Description of Debentures” and in the accompanying prospectus under the caption “Description of Debt Securities,” any references to “the Company,” “us,” “we,” “our” or “Markel” are to Markel Corporation, excluding its subsidiaries.

General

The debentures will initially be limited in aggregate principal amount to $                    . We may, without the consent of the existing holders of debentures, issue additional debentures having the same ranking and the same interest rate, maturity and other terms as the debentures. Any additional debentures having such similar terms, together with the debentures, will constitute a single series of debentures under the Indenture.

The entire principal amount of the debentures will mature and become due and payable, together with any accrued and unpaid interest, on August     , 2046. The debentures are not subject to any sinking fund provision. The debentures will be issued only in registered form in denominations of $25 and integral multiples of $25.

Ranking

The debentures will be our direct, unsecured and unsubordinated obligations ranking equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The debentures will be effectively junior in right of payment to any secured indebtedness to the extent of the value of the assets securing such indebtedness. We currently have no secured debt. As of June 30, 2006, we had approximately $708 million of unsubordinated indebtedness outstanding. In addition, we had outstanding approximately $120 million of subordinated obligations relating to trust preferred securities.

The debentures will also be effectively junior in right of payment to all of the liabilities of our subsidiaries. Because we are a holding company and conduct all of our operations through our subsidiaries, our ability to meet our obligations under the debentures is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of debentures will generally have a junior position to claims of creditors of our subsidiaries, including insureds, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. Our subsidiaries currently have no outstanding indebtedness for borrowed money.

Unless otherwise described below under “— Limitation on Liens” or in the accompanying prospectus under “Description of Debt Securities — Consolidation, Merger and Sale of Assets,” the Indenture does not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of the debentures protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged similar transaction involving our company. Accordingly, we could in the future enter into transactions that could increase the amount of our or our subsidiaries’ indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

Interest

Each debenture will bear interest at the rate of         % per year from August     , 2006 or from the most recent date on which interest has been paid.

Interest is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, an Interest Payment Date). The initial Interest Payment Date is November 15, 2006. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay), with the same force and effect as if made on such date.

So long as the debentures remain in book-entry form, the record date for each Interest Payment Date will be the close of business on the business day before the applicable Interest Payment Date. If the debentures are not in book-entry form, the record date for each Interest Payment Date will be the close of business on the fifteenth calendar day before the applicable Interest Payment Date (whether or not a business day).

Redemption

We may not redeem the debentures before August     , 2011. On or after August     , 2011, we may redeem the debentures, in whole at any time or in part from time to time, at a redemption price equal to 100% of their principal amount, plus accrued interest to the date of redemption. We must give not less than 20 nor more than 60 days prior written notice of any redemption.

Limitation on Liens

While any of the debentures are outstanding, neither we nor our Material Subsidiaries will issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, upon any shares of the voting stock of a Material Subsidiary without providing that the debentures will be secured equally and ratably with, or prior to, that secured indebtedness so long as the indebtedness remains outstanding. These restrictions, however, do not apply to liens upon shares of voting stock of any corporation that exist at the time that corporation becomes a Material Subsidiary and extensions, renewals or replacements of these pre-existing liens. The term “Material Subsidiary” means each of our subsidiaries whose total assets (as determined in accordance with GAAP) represent at least 20% of our total assets on a consolidated basis.

Events of Default

The following are events of default for the debentures:

(1)	default in payment of the principal amount at maturity;

(2)	default in payment of interest, which default continues for 30 days;

(3)	our failure to comply with any of our other agreements in the debentures or the Indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the debentures then outstanding, and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice; or

(4)

(a) our failure to make any payment by the end of any applicable grace period after maturity of indebtedness, which term as used in the Indenture means our obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an aggregate principal amount in excess of $50,000,000 (Indebtedness) and continuance of such failure, or (b) the acceleration of Indebtedness because of a default with respect to such Indebtedness without such

Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in each case, for a period of 10 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the debentures then outstanding; however, if any such failure or acceleration referred to in (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default by reason thereof will be deemed not to have occurred; or

(5)	certain events of bankruptcy or insolvency affecting us.

If an event of default (other than as specified in clause (5) above) occurs and is continuing, the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the debentures then outstanding, by notice to the trustee and us, may declare the principal of, and accrued interest on, all of the outstanding debentures due and payable immediately, upon which declaration all amounts payable in respect of the debentures will be immediately due and payable. If an event of default specified in clause (5) above occurs and is continuing, then the principal of, and accrued interest on, all of the outstanding debentures will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of debentures.

After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debentures, by written notice to us and the trustee, may rescind such declaration if (a) we have paid or deposited with the trustee a sum sufficient to pay (i) all sums paid or advanced by the trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, (ii) all overdue interest on all debentures, (iii) the principal of any debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the debentures, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the debentures which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all events of default, other than the nonpayment of principal of, and interest on, the debentures that has become due solely by such declaration of acceleration, have been cured or waived.

The holders of not less than a majority in aggregate principal amount of the outstanding debentures may on behalf of the holders of all the debentures waive any past defaults under the Indenture, except a default in the payment of the principal of, or interest on, any debentures, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each debenture outstanding.

No holder of any of the debentures has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least a majority in aggregate principal amount of the outstanding debentures have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee under the debentures and the Indenture, the trustee has failed to institute such proceeding within 60 days after receipt of such notice and the trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding debentures. Such limitations do not apply, however, to a suit instituted by a holder of a debenture for the enforcement of the payment of the principal of, or interest on, such debenture on or after the respective due dates expressed in such debenture.

Defeasance

Under the Indenture, we may exercise rights of defeasance (either as to all our obligations or as to certain covenants, which we call covenant defeasance) as described in the accompanying prospectus under “Description of Debt Securities - Defeasance.” In addition to the conditions described in the accompanying prospectus, we must, as a condition to exercising rights of defeasance or covenant defeasance with respect to the debentures, deliver to the trustee an opinion of counsel to the effect that the holders of the then outstanding debentures will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of a defeasance (but not a covenant defeasance), the opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws.

The Trustee

The trustee under the Indenture is J.P. Morgan Trust Company, National Association. In the ordinary course of business, we may borrow money from, and maintain other banking relationships with, the trustee and its affiliates. J.P. Morgan Trust Company, National Association also serves as trustee under other indentures under which our securities are outstanding.

Book-Entry Procedures and Settlement

Upon issuance, the debentures will be represented by one or more fully registered global certificates. Each global certificate will be deposited with The Depository Trust Company (DTC) or its custodian and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

The following is based on information furnished to us by DTC:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (Direct Participants) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (Indirect Participants). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through Direct Participants, who will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (Beneficial Owner) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Company or its agent on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Company or the Trustee subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or its agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the debentures at any time by giving reasonable notice to the Company. Under such circumstances, if a successor securities depository is not obtained, security certificates are required to be printed and delivered.

The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

We have no responsibility for the performance by DTC or its Participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

Trading Characteristics

The debentures may trade at a price that takes into account the value, if any, of accrued and unpaid interest. In this event, purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the debentures that is not included in their trading price. Any portion of the trading price of the debentures that is attributable to accrued and unpaid interest will be treated as ordinary interest income for U.S. federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the debentures.

UNDERWRITING

Under the terms and subject to the conditions set forth in the underwriting agreement and related pricing agreement dated August     , 2006, the underwriters named below have severally agreed to purchase and we have agreed to sell to them, severally, the respective principal amount of the debentures set forth opposite their respective names below:

Underwriter	Principal Amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
Wachovia Capital Markets, LLC
UBS Securities LLC
A.G. Edwards & Sons, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
Charles Schwab & Co., Inc.
Davenport & Company LLC
Ferris, Baker Watts, Incorporated
HR Block Financial Advisors, Inc.
HSBC Securities (USA) Inc.
KeyBanc Capital Markets, a division of McDonald Investments Inc.
Oppenheimer & Co. Inc.
Piper Jaffray & Co.
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
SunTrust Capital Markets, Inc.
Wells Fargo Securities, LLC

Total	$

The underwriters have agreed to purchase the debentures at a purchase price equal to 100% of the initial public offering price set forth on the cover of this prospectus supplement, less a discount of     % per debenture, for a total purchase price of $        .

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the debentures are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all the debentures if any are taken.

The underwriters propose initially to offer the debentures to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of     % of the principal amount of the debentures. The underwriters may allow, and such dealers may reallow, a discount not in excess of     % of the principal amount of the debentures to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

We estimate the expenses of this offering, not including the underwriting discount, to be approximately $200,000. These expenses are payable by us.

The debentures are a new issue of securities with no established trading market. We will make application to list the debentures on the New York Stock Exchange. We expect trading of the debentures on the New York Stock Exchange to commence within a 30-day period after the initial delivery of the debentures. The underwriters have advised us that they intend to make a market in the debentures before commencement of trading on the New York Stock Exchange. The underwriters will have no obligation to make a market in the debentures, however, and may discontinue market making activities, if commenced, at any time without notice. We can give no assurance as to the liquidity of the trading market, if any, for the debentures.

In order to facilitate the offering of the debentures, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debentures. Specifically, the underwriters may over-allot in connection with this offering, creating short positions in the debentures for their own account. In addition, to cover over-allotments or to stabilize the price of the debentures, the underwriters may bid for and purchase debentures in the open market. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or dealer for distributing debentures in this offering, if the underwriters repurchase previously distributed debentures in transactions that cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debentures above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters may be required to make in respect thereof.

The underwriters or their affiliates have provided and may in the future continue to provide investment banking and other financial services, including acting as lenders under our revolving credit facility, for us and our affiliates in the ordinary course of business.

It is expected that delivery of the debentures will be made on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade debentures on the date of this prospectus supplement or the next two succeeding business days will be required to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of debentures who wish to trade debentures on the date of this prospectus supplement or the next two succeeding business days should consult their own advisors.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934. You may read and copy any document that we file at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. You may also inspect our annual, quarterly and special reports, any proxy statements and other information over the Internet at the SEC’s home page at http://www.sec.gov. Our common shares are listed on the New York Stock Exchange under the symbol “MKL.” Our filings may also be read and copied at the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

This prospectus is part of a registration statement we have filed with the SEC relating to the debentures. The SEC allows us to “incorporate by reference” the information filed with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all the offered securities are sold, except for any information furnished under items 2.02 and 7.01 of our Current Reports on Form 8-K. The documents incorporated by reference are:

•	Annual Report on Form 10-K for the year ended December 31, 2005.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006.

•	Current Reports on Form 8-K filed July 24, 2006, May 25, 2006, March 8, 2006 and January 30, 2006.

You may request a copy of these filings, which will be provided at no cost, by writing or telephoning us at: 4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148, telephone number (804) 747-0136.

VALIDITY OF DEBENTURES

Certain legal matters in connection with the debentures will be passed upon for us by McGuireWoods LLP, Richmond, Virginia. Leslie A. Grandis, a partner in McGuireWoods LLP, is a member of the Board of Directors of Markel. As of August 10, 2006, partners of McGuireWoods LLP owned less than 1% of our common shares outstanding on that date. The underwriters are represented by Shearman & Sterling LLP, New York, New York.

EXPERTS

The consolidated financial statements of Markel Corporation and subsidiaries as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Markel Corporation

Common Shares, Preferred Shares, Debt Securities, Warrants,

Share Purchase Contracts and Share Purchase Units

From time to time, we may offer and sell:

•	common shares,

•	preferred shares,

•	debt securities,

•	warrants,

•	share purchase contracts, and

•	share purchase units.

We will file prospectus supplements and may provide other offering materials that furnish specific terms of the securities to be offered under this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. You should read this prospectus and any supplement or other offering materials carefully before you invest.

Our common shares are traded on the New York Stock Exchange under the symbol “MKL.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2005.

MARKEL CORPORATION

General

We market and underwrite specialty insurance products and programs to a variety of niche markets and believe that our specialty product focus and niche market strategy enable us to develop expertise and specialized market knowledge. We seek to differentiate ourselves from competitors by reason of our expertise, service, continuity and other value-based considerations. We compete in three segments of the specialty insurance marketplace: the Excess and Surplus Lines market, the Specialty Admitted market and the London insurance market. Our financial goals are to earn consistent underwriting profits and superior investment returns to build shareholder value.

Markel Corporation is a Virginia corporation headquartered at 4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148, telephone number (804) 747-0136. We use the terms “we,” “us,” “our,” and “Markel” to refer to Markel Corporation in this prospectus.

Safe Harbor and Cautionary Statements

This prospectus may contain or incorporate by reference forward-looking statements. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements. Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves; generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at their dates.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will use the net proceeds from the sale of securities for other general corporate purposes, including acquisitions.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital consists of 50,000,000 common shares, no par value, and 10,000,000 preferred shares, no par value.

Common Shares

Each holder of our common shares is entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Cumulative voting in the election of directors is not permitted. As a result, the holders of more than 50% of the outstanding shares have the power to elect all directors. The quorum required at a shareholders’ meeting for consideration of any matter is a majority of the shares entitled to vote on that matter, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares voting on the matter at the meeting is required for shareholder approval. However, approval is required by the affirmative vote of more than two-thirds of all shares entitled to vote, whether or not represented at the meeting, in the case of major corporate actions, such as:

•	a merger,

•	a share exchange,

•	the dissolution of Markel,

•	an amendment to our articles of incorporation, or

•	the sale of all or substantially all of our assets.

These provisions, together with our ability to issue preferred shares with disproportionately high voting power could be used in, or have the effect of, preventing or deterring a party from gaining control of Markel, whether or not beneficial to public shareholders, and could discourage tactics that involve an actual or threatened change of control of Markel.

Subject to the rights of any holders of our preferred shares, the holders of common shares are entitled to receive dividends when, as, and if declared by the board of directors out of funds legally available for that purpose and, in the event of liquidation, dissolution or winding up of Markel, to share ratably in all assets remaining after the payment of liabilities. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to common shares. All common shares outstanding upon the consummation of any offering will be legally issued, fully paid and nonassessable.

Our transfer agent and registrar for common shares is Wachovia Bank, N.A.

Voting Rights with Respect to Extraordinary Corporate Transactions

Under Virginia law, a corporation may sell, lease, exchange or otherwise dispose of all, or substantially all, of its property, other than in the usual and regular course of business, if the proposed transaction is approved by more than two-thirds of all of the votes entitled to be cast on that matter. A merger or share exchange plan must be approved by each voting group entitled to vote separately on the plan by more than two-thirds of all the votes entitled to be cast on the plan by that voting group. The articles of incorporation may provide for a greater or lesser vote, but not less than a majority of all the votes cast on the transaction by each voting group entitled to vote on the transaction. Our articles of incorporation do not provide for a greater or lesser vote.

Anti-takeover Statutes

Virginia law, except as to companies that elect not to be covered, prohibits the following business combinations between a Virginia corporation and any “interested shareholder:”

•	mergers and statutory share exchanges;

•	material dispositions of corporate assets not in the ordinary course of business;

•	any dissolution of the corporation proposed by or on behalf of an interested shareholder; or

•	any reclassification, including a reverse stock split, recapitalization or merger of the corporation with its subsidiaries that increases the percentage of voting shares beneficially owned by an interested shareholder by more than 5%.

An interested shareholder of a corporation is, among others, a person who is, or an affiliate or associate of the corporation who was within three years of the transaction, a beneficial owner of more than 10% of any class of the outstanding voting shares of the corporation. In these cases, unless the affiliated transaction satisfies “fair price” criteria or comes within an applicable exemption, the affiliated transaction must be approved by the affirmative vote of a majority of the disinterested directors and by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholder. We have not made any election in our articles of incorporation not to be covered by this provision of the Virginia law.

Under Virginia law, voting rights for “control shares” must be approved by a corporation’s shareholders, not including the shares held by interested parties. “Control shares” are shares whose acquisition entitles the acquiror to between 1/5 and 1/3, between 1/3 and 1/2, or greater than 1/2 of a corporation’s voting power. If a shareholder has acquired control shares with a majority of all voting power and these shares have been given voting rights, all other shareholders have dissenters’ rights. Virginia law exempts from these provisions acquisitions where the corporation is a party to the governing agreement. We have not made any election not to be governed by these provisions of Virginia law. Our board of directors can elect not to be governed by these provisions at any time before four days after receipt of a control share acquisition notice.

Insurance Holding Company Regulations on Change of Control

We are regulated as an insurance holding company and are subject to state and foreign laws that restrict the ability of any person to obtain control of an insurance holding company without prior regulatory approval. Without this approval or an exemption, no person may acquire any voting security of an insurance holding company which controls an insurance subsidiary, or merge with the holding company. “Control” is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is usually presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person.

Preferred Shares

Our preferred shares are issuable in one or more series from time to time at the direction of the board of directors. The board of directors is authorized, with respect to each series, to fix its:

•	designation,

•	relative rights, including voting, dividend, conversion, sinking fund and redemption rights,

•	preferences, including with respect to dividends and on liquidation, and

•	limitations.

The board of directors, without shareholder approval, can issue preferred shares with voting and conversion rights that could adversely affect the voting power of the holders of common shares. This right of issuance could be used as a method of preventing a party from gaining control of us. All preferred shares outstanding upon the consummation of any offering will be legally issued, fully paid and nonassessable.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities which may be offered by us from time to time. We will file prospectus supplements and may provide other offering materials that will describe the specific terms of offered debt securities. In addition, the prospectus supplement or other offering materials will show a ratio of earnings to fixed charges in accordance with SEC rules.

We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities. The debt securities are to be either senior obligations of ours issued in one or more series and referred to as “senior debt securities” or subordinated obligations of ours issued in one or more series and referred to as “subordinated debt securities.” The senior debt securities and the subordinated debt securities are collectively referred to as “debt securities.” We will issue our senior debt securities under a senior indenture and our subordinated debt securities under a subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to collectively as the “indentures” and each individually as an “indenture.” Each indenture will be entered into by us and an independent third party, known as a “trustee,” who will be legally obligated to carry out the terms of the indenture. JPMorgan Chase Bank, N.A. is the trustee under our senior indenture and will be the trustee under our subordinated debt indenture. The particular terms of the offered debt securities and the extent to which the general provisions described below may apply to the offered debt securities will be described in the prospectus supplement or other offering materials.

We have summarized certain terms and provisions of the indentures. The summary is not complete. If we refer to particular provisions of the indentures, the provisions, including definitions of certain terms, are incorporated by reference as a part of this summary. The senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part, and are incorporated by reference. The indentures are subject to and governed by the Trust Indenture Act of 1939. You should refer to the applicable indenture for the provisions that may be important to you.

The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.

General

The indentures will not limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Unless otherwise provided in a prospectus supplement or other offering materials, our senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all our senior indebtedness, including the senior debt securities, as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement or other offering materials.

The applicable prospectus supplement or other offering materials will describe the terms of any debt securities being offered, including:

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date or method for determining the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the places where the principal and interest will be payable;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of global securities, as defined below, or certificates;

•	additional provisions, if any, relating to the defeasance and covenant defeasance of the debt securities;

•	whether the debt securities will be issuable in registered form, referred to as “registered securities,” or bearer form, referred to as “bearer securities,” or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and the offer, sale and delivery of bearer securities;

•	whether the debt securities will be senior debt securities or subordinated debt securities and, if subordinated debt securities, the subordination provisions and the applicable definition of “senior indebtedness”;

•	any applicable material federal tax consequences;

•	the dates on which premium, if any, will be payable;

•	any listing on a securities exchange;

•	if convertible into our common shares or preferred shares, the terms on which the debt securities are convertible;

•	the terms, if any, of any guarantee of the payment of principal of, and premium, if any, and interest on debt securities of the series and any corresponding changes to the provisions of the indenture as currently in effect;

•	the terms, if any, of the transfer, mortgage, pledge, or assignment as security for the debt securities of the series of any properties, assets, money, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the indenture as currently in effect;

•	the initial public offering price; and

•	other specific terms, including covenants and any additions or changes to the events of default provided for with respect to the debt securities.

If the purchase price of any debt securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in any currency other than U.S. dollars, the specific terms and other information with respect to the debt securities and the foreign currency will be specified in the applicable prospectus supplement.

Debt securities may be issued as original issue discount securities, as defined in the indentures, to be sold at a substantial discount below their principal amount. Original issue discount securities may include “zero coupon” securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement or other offering materials. Conditions under which payment of the principal of the subordinated debt securities may be accelerated will be set forth in the applicable prospectus supplement or other offering materials. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement or other offering materials.

Under the indentures, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series, unless otherwise indicated in the applicable prospectus supplement or other offering materials.

Covenants

Under the indentures, we will be required to:

•	pay the principal, interest and any premium on the debt securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the applicable trustee within 120 days after the end of each fiscal year confirming our compliance with our obligations under the applicable indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Any additional covenants will be described in the applicable prospectus supplement or other offering materials.

Registration, Transfer, Payment and Paying Agent

Unless otherwise indicated in a prospectus supplement or other offering materials, each series of debt securities will be issued in registered form only, without coupons. We may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to the offices located outside the United States of some United States financial institutions. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. These procedures and limitations will be described in the prospectus supplement or other offering materials relating to the offering of the bearer securities.

Unless otherwise indicated in a prospectus supplement or other offering materials, registered securities will be issued in denominations of $1,000 or any integral multiple thereof, and bearer securities will be issued in denominations of $5,000.

Unless otherwise indicated in a prospectus supplement or other offering materials, the principal, premium, if any, and interest, if any, of or on the debt securities will be payable, and debt securities may be surrendered for registration of transfer or exchange, at an office or agency of the trustee in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any registered security may be made at our option by check mailed to the address of the person entitled to payment or by transfer to an account maintained by the payee with a bank located in the United States. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection with the exchange or transfer.

Unless otherwise indicated in a prospectus supplement or other offering materials, payment of principal of, premium, if any, and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at the office or agency outside the United States as specified in the prospectus supplement or other offering materials and as we may designate from time to time. Unless otherwise indicated in a prospectus supplement, payment of interest due on bearer securities on any interest payment date will be made only against surrender of the coupon relating to the interest payment date. Unless otherwise indicated in a prospectus supplement or other offering materials, no payment of principal, premium or interest with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States, except that if amounts owing with respect to any bearer securities will be payable in U.S. dollars, payment may be made at the corporate trust office of the applicable trustee or at any office or agency designated by us in the Borough of Manhattan, The City of New York, but only if, payment of the full amount of the principal, premium or interest at all offices outside of the United States maintained for this purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid.

Ranking of Debt Securities; Holding Company Structure

The senior debt securities will be our unsubordinated obligations and will rank equally in right of payment with all our other unsubordinated indebtedness. The subordinated debt securities will be our obligations and will be subordinated in right of payment to all existing and future senior indebtedness, as specified in the applicable prospectus supplement or other offering materials. The prospectus supplement or other offering materials will describe the subordination provisions and set forth the definition of “senior indebtedness” applicable to the subordinated debt securities, and the approximate amount of the senior indebtedness outstanding as of a recent date.

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the debt securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Payment of dividends or advances from our insurance subsidiaries may require prior regulatory notice or approval. Holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a “depositary” identified in the prospectus supplement or other offering materials relating to that series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole

•	by the depositary to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or the nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to a series of global debt securities and material limitations and restrictions relating to a series of global bearer securities will be described in the applicable prospectus supplement or other offering materials.

Redemption and Repurchase

The debt securities may be redeemable at our option, in whole or in part, or may be subject to mandatory redemption through a sinking fund or otherwise, in each case upon the terms, at the times and at the redemption price together with interest as set forth in the applicable prospectus supplement or other offering materials on notice given at least 20 days before the date of redemption. Senior and subordinated debt securities may be subject to repurchase by us at the option of the holders upon the terms, at the times and at the price together with interest set forth in the applicable prospectus supplement or other offering materials.

We must repay the senior and subordinated debt securities at the option of the holders before the stated maturity date only if specified in the applicable prospectus supplement or other offering materials. Unless otherwise provided, the senior and subordinated debt securities subject to repayment at the option of the holder will be subject to repayment:

•	on the specified repayment dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the repayment date.

For any senior or subordinated debt security to be repaid, the trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, New York City not more than 60 nor less than 30 calendar days before the date of repayment:

•	in the case of a certificated senior or subordinated debt security, the certificated senior or subordinated debt security and the form in the senior or subordinated debt security entitled “Option of Holder to Elect Repayment” duly completed; or

•	in the case of a book-entry senior or subordinated debt security, instructions to that effect from the beneficial owner to the securities depositary, forwarded by the securities depositary.

Exercise of the repayment option by the holder will be irrevocable.

Only the securities depositary may exercise the repayment option in respect of beneficial interests in book-entry senior or subordinated debt securities. Accordingly, beneficial owners who desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry senior or subordinated debt securities, or the global certificate representing the related book-entry senior or subordinated debt securities, to the trustee on the securities depositary’s records.

Conversion and Exchange

The applicable prospectus supplement or other offering materials will set forth the terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares, preferred shares, or other debt securities. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

The applicable prospectus supplement or other offering materials will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that may be incurred by us and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement or other offering materials, the indentures will not require the maintenance of any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event of a takeover, recapitalization or similar restructuring or change in control of Markel.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger, subject to specified limitations and conditions, between us and another corporation. They also permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we must also deliver an opinion of counsel to the applicable trustee affirming our compliance with all conditions in the applicable indenture relating to the transaction. When the conditions are satisfied, the successor will succeed to and be substituted for us under the applicable indenture, and we will be relieved of our obligations under the applicable indenture and the debt securities issued under it.

Events of Default

Unless otherwise specified in the applicable prospectus supplement or other offering materials, an event of default with respect to any debt securities will include:

•	default for a period of 60 days in payment of any interest with respect to any debt security of that series;

•	default in payment of principal or any premium with respect to any debt security of that series when due upon maturity, redemption, repurchase at the option of the holder or otherwise;

•	default in deposit of any sinking fund payment when due with respect to any debt security of that series for a period of 60 days;

•	default by us in the performance, or breach, of any other covenant or warranty in the applicable indentures other than a covenant or warranty included solely for the benefit of a series of debt securities other than that particular series, which continues for 90 days after notice to us by the applicable trustee or the holders of not less than a fixed percentage in aggregate principal amount of the debt securities of all series issued under the applicable indenture;

•	specified events of bankruptcy, insolvency or reorganization on our part; or

•	any other event of default that may be set forth in the applicable prospectus supplement or other offering materials, including, but not limited to, an event of default based on other debt being accelerated, or “cross-acceleration.”

An event of default with respect to any particular series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

Each indenture provides that if an event of default with respect to any series of debt securities issued under the indenture has occurred and is continuing, either the relevant trustee or the holders of at least a fixed percentage in principal amount of the debt securities of the series then outstanding may declare the principal amount, or if any debt securities of the series are original issue discount securities, a specified lesser amount, of all of the debt securities of the series to be due and payable immediately. However, upon specified conditions, the declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of all series issued under the applicable indenture.

The applicable prospectus supplement or other offering materials will provide the terms under which an event of default will result in an acceleration of the payment of principal of subordinated debt securities.

In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any subordinated debt securities of any series, the applicable trustee, subject to specified limitations and conditions, may institute a judicial proceeding for collection.

No holder of any of debt securities of any series issued under any indenture has any right to institute any proceeding with respect to that indenture or any remedy under that indenture, unless the holders of at least a fixed percentage in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the applicable trustee to institute a proceeding as trustee, the applicable trustee has failed to institute a proceeding within 60 days after receipt of the notice and the applicable trustee has not within the 60-day period received directions inconsistent with the written request by holders of a majority in principal amount of the outstanding debt securities of the series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the debt security on or after the respective due dates expressed in the debt security.

Subject to the provisions of the applicable indenture relating to the duties of the applicable trustee, if an event of default occurs and is continuing, the applicable trustee is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the applicable trustee reasonable security or indemnity. Subject to provisions concerning the rights of the applicable trustee, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the applicable trustee with respect to that series.

The applicable trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders.

We are required to furnish to the trustees annually a statement as to compliance with all conditions and covenants under the indentures.

Modification and Waivers

From time to time, we, when authorized by resolutions of our board of directors, and the applicable trustee, without the consent of the holders of debt securities of any series, may amend, waive or supplement the indentures and the debt securities of the series for specified purposes, including, among other things:

•	to cure ambiguities, defects or inconsistencies;

•	to provide for the assumption of our obligations to holders of the debt securities of the series in the case of a merger, consolidation, conveyance or transfer;

•	to add to our events of default or our covenants or to make any change that would provide any additional rights or benefits to the holders of the debt securities of that series;

•	to add or change any provisions of the indenture to facilitate the issuance of bearer securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to secure the debt securities of that series;

•	to maintain the qualification of the indentures under the Trust Indenture Act;

•	to make any change that does not adversely affect the rights of any holder;

•	to appoint a successor trustee; or

•	to make provisions with respect to the conversion or exchange rights of holders.

Other amendments and modifications of the indentures or the related debt securities may be made by us and the applicable trustee with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of each series that would be affected, with each series voting as a separate class; provided that no modification or amendment may, without the consent of the holder of each outstanding debt security that would be affected:

•	reduce the principal amount of, or change the stated maturity of the principal of, or reduce the rate or modify the calculation of the rate of interest of the debt securities or any additional amounts, or any premium payable upon the redemption or repayment or otherwise, or change our obligation to pay additional amounts;

•	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity, or the amount provable in bankruptcy;

•	adversely affect the right of repayment at the option of any holder of the debt securities;

•	change the place of payment, currency in which the principal of, any premium or interest on, or any additional amounts with respect to debt securities are payable;

•	impair the right of any holder of the debt securities to institute suit for the enforcement of any payment on the debt securities or after the stated maturity, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder of the debt securities, on or after the repayment date;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of specified defaults hereunder and their consequences provided for in the indentures;

•	reduce the requirements of quorum or voting under the indentures;

•	make any change that adversely affects the right to convert or exchange any of the debt securities for capital stock or other securities in accordance with its terms; or

•	modify the above provisions, except as permitted by the applicable indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by us with specified restrictive provisions of the relevant indenture, including other restrictive covenants, if any, that may be set forth in the applicable prospectus supplement or other offering materials. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt securities of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of a larger fixed percentage or by the holder of each outstanding debt security of the series affected.

Satisfaction; Discharge

Except as described in this section, we may discharge all of our obligations to holders of the debt securities issued under the indentures, which debt securities have not already been delivered to the applicable trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the applicable trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding debt securities. However, some of our obligations under the indentures will survive, including the following:

•	remaining rights to register the transfer, conversion, substitution or exchange of debt securities of the applicable series;

•	rights of holders to receive payments of principal of, and any interest on, the debt securities of the applicable series, and other rights, duties and obligations of the holders of debt securities with respect to any amounts deposited with the applicable trustee; and

•	the rights, obligations and immunities of the applicable trustee under the applicable indenture.

Defeasance

We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the applicable trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims in some cases or to realize on some property received by it in respect of those claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if that trustee acquires any conflicting interest it must eliminate that conflict upon the occurrence of an event of default under the relevant indenture, or else resign.

JPMorgan Chase Bank, N.A. is the trustee under our senior indenture and will be the trustee under our subordinated indenture. JPMorgan Chase Bank, N.A. and its affiliates also act as trustees with respect to other of our and our affiliates’ securities. We and some of our affiliates maintain banking relationships with JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. also has purchased, and is likely to purchase in the future, our securities and securities of our affiliates. JPMorgan Chase Bank, N.A. administers its corporate trust business at 4 New York Plaza, New York, NY 10004 (Attention: Worldwide Securities Services).

Subordination of the Subordinated Debt Securities

Each series of subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the applicable indenture, to all senior indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise,

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any senior indebtedness, or

•	the maturity of any senior indebtedness has been accelerated because of a default on that senior indebtedness,

then the holders of senior indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that senior indebtedness, and, in the case of the second and third instances, of all amounts due on that senior indebtedness, or we must make provision for those payments, before the holders of any subordinated debt securities have the right to receive any payments of principal or interest on their subordinated debt securities.

Senior indebtedness means, with respect to any series of subordinated debt securities, the principal, premium, interest and any other payment in respect of any of the following:

•	all of our indebtedness for borrowed or purchased money whether or not it is evidenced by notes, debentures, bonds or other written instruments;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•	capitalized lease obligations;

•	any of our other indebtedness or obligations with respect to commodity contracts, interest rate commodity and currency swap agreements and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior indebtedness will be entitled to the benefits of the subordination provisions in the subordinated indenture irrespective of the amendment, modification or waiver of any term of the senior indebtedness. We may not amend the subordinated indenture to change the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness that the amendment would adversely affect.

The subordinated indenture does not limit the amount of senior indebtedness that we may issue.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares, preferred shares or debt securities. Warrants may be issued independently or together with debt securities, preferred shares or common shares offered by any prospectus supplement or other offering materials and may be attached to or separate from any of the offered securities. Each warrant will entitle the holder to purchase the number of common shares or preferred shares or principal amount of debt securities, as the case may be, at the exercise price and in the manner specified in the prospectus supplement or other offering materials relating to those warrants. Warrants will be issued under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part. The prospectus supplement or other offering materials relating to a particular issue of warrants will describe the terms of the warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of common shares at a future date or dates, which we refer to in this prospectus as share purchase contracts. The price per common share and the number of common shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, preferred shares or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase common shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement or other offering materials will describe the terms of the share purchase contracts or share purchase units, including, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement and may provide other offering materials that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information About Markel.”

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, file reports and other information with the SEC. Our file number with the SEC is 001-15811. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT MARKEL

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, which requires us to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also inspect our filings over the Internet at the SEC’s home page at http://www.sec.gov.

Our common shares are listed on the New York Stock Exchange under the symbol “MKL.” Our reports, proxy statements and other information may also be read and copied at the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information and the information in the prospectus. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2004;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005;

•	Our Current Reports on Form 8-K filed January 12, March 3, May 27 and September 27, 2005;

•	The description of our capital stock contained in our Form 8-A filed on April 7, 2000 under Section 12(b) of the Securities Exchange Act of 1934; and

•	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

You may request a copy of these filings at no cost, by writing or telephoning the office of Investor Relations, Markel Corporation, 4521 Highwoods Parkway, Glen Allen, Virginia 23060, telephone: (804) 747-0136, or e-mail Bruce Kay, Vice President of Investor Relations at bkay@markelcorp.com.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by McGuireWoods LLP. Leslie A. Grandis, a partner in McGuireWoods LLP, is a member of the Board of Directors of our company. As of December 14, 2005, partners of McGuireWoods LLP owned approximately 21,000 of our common shares, or less than 1% of our common shares outstanding on that date. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement and other offering materials, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Markel Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report on the consolidated financial statements of Markel Corporation and subsidiaries dated February 25, 2005 refers to a change in accounting for goodwill in 2002.

$

        % Senior Debentures due 2046

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

Wachovia Securities

UBS Investment Bank

August     , 2006